Exhibit 99.1
NEW JERSEY RESOURCES REPORTS FISCAL 2023 SECOND-QUARTER RESULTS

WALL, N.J., May 4, 2023 — Today, New Jersey Resources Corporation (NYSE: NJR) reported results for the second quarter of fiscal 2023. Highlights include:

•	Consolidated net income of $110.2 million, compared with net income of $96.0 million in the second quarter of fiscal 2022
•
Consolidated net financial earnings (NFE), a non-GAAP financial measure, of $112.3 million, or $1.16 per share, compared to NFE of $130.2 million, or $1.36 per share, in the second quarter of fiscal 2022

•	Re-affirmed fiscal 2023 net financial earnings per share (NFEPS) guidance range of $2.62 to $2.72, which was increased by $0.20 per share in the first quarter of fiscal 2023
•	Maintains long-term projected NFEPS growth rate of 7 to 9 percent(1)

Second-quarter fiscal 2023 net income totaled $110.2 million, or $1.14 per share, compared with net income of $96.0 million, or $1.00 per share, during the same period in fiscal 2022. Fiscal 2023 year-to-date net income totaled $226.2 million, or $2.34 per share, compared with $207.3 million, or $2.16 per share, for the same period in fiscal 2022.

Second-quarter fiscal 2023 NFE totaled $112.3 million, or $1.16 per share, compared to NFE of $130.2 million, or $1.36 per share, during the same period in fiscal 2022. Fiscal 2023 year-to-date NFE totaled $222.6 million, or $2.30 per share, compared with $196.0 million, or $2.04 per share, for the same period in fiscal 2022.

Steve Westhoven, President and CEO, stated, “We continued to execute on our strategy to deliver steady, predictable growth and earnings throughout our diversified business model. We reported solid results in the second quarter, and are re-affirming the fiscal 2023 NFEPS guidance range of $2.62 to $2.72 per share.”

Key Performance Metrics

	Three Months Ended March 31,		Six Months Ended March 31,
($ in Thousands)	2023	2022	2023	2022
Net income	$110,247	$96,035	$226,168	$207,347
Basic EPS	$1.14	$1.00	$2.34	$2.16
Net financial earnings	$112,310	$130,206	$222,594	$195,976
Basic net financial earnings per share	$1.16	$1.36	$2.30	$2.04
(1) NFEPS long-term annual growth projections are based on the midpoint of the $2.20 - $2.30 initial guidance range for fiscal 2022, provided on February 1, 2021

NJR Reports Second Quarter Fiscal 2023 Results

A reconciliation of net income to NFE for the three and six months ended March 31, 2023 and 2022, is provided below.
	Three Months Ended March 31,		Six Months Ended March 31,
(Thousands)	2023	2022	2023	2022
Net income	$110,247	$96,035	$226,168	$207,347
Add:
Unrealized loss (gain) on derivative instruments and related transactions	13,971	42,022	(17,532)	(40,169)
Tax effect	(3,320)	(9,980)	4,167	9,556
Effects of economic hedging related to natural gas inventory	(11,203)	1,155	12,769	24,732
Tax effect	2,662	(274)	(3,035)	(5,877)
Gain on equity method investment	(200)	—	(200)	—
Tax effect	50	—	50	—
NFE tax adjustment	103	1,248	207	387
Net financial earnings	$112,310	$130,206	$222,594	$195,976

Weighted Average Shares Outstanding
Basic	96,893	96,068	96,689	96,006
Diluted	97,556	96,516	97,346	96,480

Basic earnings per share	$1.14	$1.00	$2.34	$2.16
Add:
Unrealized loss (gain) on derivative instruments and related transactions	0.14	0.44	(0.18)	(0.42)
Tax effect	(0.03)	(0.10)	0.04	0.10
Effects of economic hedging related to natural gas inventory	(0.12)	0.01	0.13	0.26
Tax effect	0.03	—	(0.03)	(0.06)
NFE tax adjustment	—	0.01	—	—
Basic NFE per share	$1.16	$1.36	$2.30	$2.04

NFE is a measure of earnings based on the elimination of timing differences to effectively match the earnings effects of the economic hedges with the physical sale of natural gas, Solar Renewable Energy Certificates (SRECs) and foreign currency contracts. Consequently, to reconcile net income and NFE, current-period unrealized gains and losses on the derivatives are excluded from NFE as a reconciling item. Realized derivative gains and losses are also included in current-period net income. However, NFE includes only realized gains and losses related to natural gas sold out of inventory, effectively matching the full earnings effects of the derivatives with realized margins on physical natural gas flows. NFE also excludes certain transactions associated with equity method investments, including impairment charges, which are non-cash charges, and return of capital in excess of the carrying value of our investment. These are not indicative of the Company’s performance for its ongoing operations. Included in the tax effects are current and deferred income tax expense corresponding with the components of NFE.

NJR Reports Second Quarter Fiscal 2023 Results

A table detailing NFE for the three and six months ended March 31, 2023 and 2022, is provided below.

Net financial earnings (loss) by Business Unit

	Three Months Ended March 31,		Six Months Ended March 31,
(Thousands)	2023	2022	2023	2022
New Jersey Natural Gas	$100,697	$102,783	$155,361	$153,863
Clean Energy Ventures	(9,379)	(6,491)	(12,961)	(13,312)
Storage and Transportation	2,450	4,625	8,693	7,587
Energy Services	21,125	29,940	73,658	47,507
Home Services and Other	813	451	784	898
Subtotal	115,706	131,308	225,535	196,543
Eliminations	(3,396)	(1,102)	(2,941)	(567)
Total	$112,310	$130,206	$222,594	$195,976

Fiscal 2023 NFE Guidance:

NJR re-affirmed its fiscal 2023 NFE guidance range of $2.62 to $2.72, which was increased by $0.20 per share in the first quarter of fiscal 2023, subject to the risks and uncertainties identified below under “Forward-Looking Statements.” The following chart represents NJR’s current expected contributions from its business segments for fiscal 2023:

Company	Expected Fiscal 2023 Net Financial Earnings Contribution
New Jersey Natural Gas	48 to 53 percent
Clean Energy Ventures	18 to 20 percent
Storage and Transportation	4 to 8 percent
Energy Services	20 to 25 percent
Home Services and Other	0 to 1 percent

In providing fiscal 2023 NFE guidance, management is aware there could be differences between reported GAAP earnings and NFE due to matters such as, but not limited to, the positions of our energy-related derivatives. Management is not able to reasonably estimate the aggregate impact or significance of these items on reported earnings and, therefore, is not able to provide a reconciliation to the corresponding GAAP equivalent for its operating earnings guidance without unreasonable efforts.

New Jersey Natural Gas

NJNG reported second-quarter fiscal 2023 NFE of $100.7 million, compared to NFE of $102.8 million during the same period in fiscal 2022. Fiscal 2023 year-to-date NFE were $155.4 million, compared to NFE of $153.9 million during the same period in fiscal 2022. The slight decrease in NFE for the quarter was due primarily to higher operating and interest expenses, partially offset by higher utility gross margin. The Fiscal 2023 year-to-date increase in NFE was due to higher utility gross margin as a result of higher base rates, which became effective on December 1, 2021.

NJR Reports Second Quarter Fiscal 2023 Results

Customer Growth:

•
NJNG added 4,064 new customers during the first six months of fiscal 2023, compared with 3,579 during the same period in fiscal 2022. NJNG expects these new customers to contribute approximately $3.4 million of incremental utility gross margin on an annualized basis.

Infrastructure Update:

•
NJNG’s Infrastructure Investment Program (IIP) is a five-year, $150 million accelerated recovery program that began in fiscal 2021. IIP consists of a series of infrastructure projects designed to enhance the safety and reliability of NJNG’s natural gas distribution system. During the first six months of fiscal 2023, NJNG has spent $18.3 million under the program on various distribution system reinforcement projects. On March 30, 2023, NJNG submitted its annual IIP filing to the BPU requesting a rate increase for capital expenditures of $31.4 million through June 30, 2023, resulting in a $3.5 million revenue increase, with a proposed effective date of October 1, 2023.

Basic Gas Supply Service (BGSS) Incentive Programs:

BGSS incentive programs contributed $5.8 million to utility gross margin in the second quarter of fiscal 2023, compared with $6.3 million during the same period in fiscal 2022. Fiscal 2023 year-to-date, these programs contributed $14.5 million to utility gross margin, compared with $10.1 million during the same period in fiscal 2022. The decrease in NFE for the quarter was due primarily to lower margin for off-system sales, partially offset by an increase in storage incentive margin. The increase in NFE for fiscal 2023 year-to-date was due primarily to improved margins in off-system sales and storage incentives compared to the same period last year.

For more information on utility gross margin, please see “Non-GAAP Financial Information” below.

Energy-Efficiency Programs:

SAVEGREEN invested $23.6 million during the first six months of fiscal 2023 in energy-efficiency upgrades for  customers’ homes and businesses. NJNG recovered $8.5 million of its outstanding investments during the first six months of fiscal 2023 through its energy efficiency rate.

Clean Energy Ventures (CEV)

CEV reported second-quarter fiscal 2023 net financial loss of $(9.4) million, compared with net financial loss of $(6.5) million during the same period in fiscal 2022. Fiscal 2023 year-to-date net financial loss was $(13.0) million, compared with net financial loss of $(13.3) million during the same period in fiscal 2022. The decrease in NFE for the quarter was due primarily to higher operating expenses, offset by higher revenue. The increase in fiscal 2023 year-to-date NFE was due primarily to higher REC and electricity revenue.

Solar Investment Update:
•	During the second-quarter of fiscal 2023, CEV placed 3 commercial projects into service, adding approximately 33 megawatts (MW) to total installed capacity.
•	During the first six months of fiscal 2023, CEV placed 6 commercial projects into service, adding approximately 51 MW to total installed capacity.
•	As of March 31, 2023, CEV had approximately 440MW of solar capacity (including residential) in service in New Jersey, Rhode Island, New York and Connecticut.

NJR Reports Second Quarter Fiscal 2023 Results

Storage and Transportation

Storage and Transportation reported second-quarter fiscal 2023 NFE of $2.4 million, compared with NFE of $4.6 million during the same period in fiscal 2022. Fiscal 2023 year-to-date NFE were $8.7 million, compared with NFE of $7.6 million during the same period in fiscal 2022.  The lower NFE for the second quarter of fiscal 2023 were due primarily to increased depreciation and interest expenses, partially offset by increased revenue. The increase in fiscal 2023 year-to-date NFE was due primarily to increased operating revenue at Leaf River and Adelphia Gateway, partially offset by increased depreciation expenses.

Energy Services

Energy Services reported second-quarter fiscal 2023 NFE of $21.1 million compared with NFE of $29.9 million for the same period in fiscal 2022. Fiscal 2023 year-to-date NFE were $73.7 million, compared with NFE of $47.5 million during the same period in fiscal 2022. The decrease in NFE for the second quarter of fiscal 2023 compared to the prior year period was due to lower natural gas price volatility during a period of warmer weather conditions. The increase in fiscal 2023 year-to-date NFE were due to higher natural gas price volatility during periods of colder than expected weather in December, allowing Energy Services to capture additional margin.

Home Services and Other Operations

Home Services and Other Operations reported second-quarter fiscal 2023 NFE of $0.8 million compared with NFE of $0.5 million for the same period in fiscal 2022. The increase in NFE for the quarter was due primarily to increased operating income driven by increased installation and service contract revenue. Fiscal 2023 year-to-date NFE were $0.8 million, compared with NFE of $0.9 million during the same period in fiscal 2022.

Capital Expenditures and Cash Flows:

NJR is committed to maintaining a strong financial profile:

•
During the first six months of fiscal 2023, capital expenditures were $253.7 million, including accruals, of which $171.4 million were related to NJNG, compared with $285.7 million, of which $119.3 million were related to NJNG, during the same period in fiscal 2022. The decrease in capital expenditures was primarily due to the completion of the Adelphia Gateway Pipeline project, which was placed into service in September 2022.

•
During the first six months of fiscal 2023, cash flows from operations were $343.1 million, compared with cash flows from operations of $330.5 million during the same period of fiscal 2022. The increase in operating cash flows was due to increased earnings at Energy Services, partially offset by additional working capital requirements.

NJR Reports Second Quarter Fiscal 2023 Results

Forward-Looking Statements:

This earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking statements and such forward-looking statements are made based upon management’s current expectations, assumptions and beliefs as of this date concerning future developments and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management’s expectations, assumptions and beliefs or that the effect of future developments on NJR will be those anticipated by management. Forward-looking statements in this earnings release include, but are not limited to, certain statements regarding NJR’s NFEPS guidance for fiscal 2023, projected NFEPS growth rates, forecasted contribution of business segments to NJR’s NFE for fiscal 2023, customer growth at NJNG and their expected contributions, infrastructure programs and investments future decarbonization opportunities including IIP, the outcome or timing of future Base Rate Cases with the BPU, and other legal and regulatory expectations.

Additional information and factors that could cause actual results to differ materially from NJR’s expectations are contained in NJR’s filings with the SEC, including NJR’s Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s web site, http://www.sec.gov. Information included in this earnings release is representative as of today only and while NJR periodically reassesses material trends and uncertainties affecting NJR’s results of operations and financial condition in connection with its preparation of management’s discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, NJR does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

Non-GAAP Financial Information:

This earnings release includes the non-GAAP financial measures NFE/net financial loss, NFE per basic share, financial margin and utility gross margin. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. As an indicator of NJR’s operating performance, these measures should not be considered an alternative to, or more meaningful than, net income or operating revenues as determined in accordance with GAAP. This information has been provided pursuant to the requirements of SEC Regulation G.

NFE and financial margin exclude unrealized gains or losses on derivative instruments related to NJR’s unregulated subsidiaries and certain realized gains and losses on derivative instruments related to natural gas that has been placed into storage at Energy Services and certain transactions related to NJR’s investments in the PennEast Project, net of applicable tax adjustments as described below. Financial margin also differs from gross margin as defined on a GAAP basis as it excludes certain operations and maintenance expense and depreciation and amortization as well as the effects of derivatives as discussed above. Volatility associated with the change in value of these financial instruments and physical commodity reported on the income statement in the current period. In order to manage its business, NJR views its results without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical commodity contracts prior to the completion of the planned transaction because it shows changes in value currently instead of when the planned transaction ultimately is settled. An annual estimated effective tax rate is calculated for NFE purposes and any necessary quarterly tax adjustment is applied to NJR Energy Services Company.

NJNG’s utility gross margin is defined as operating revenues less natural gas purchases, sales tax, and regulatory rider expense. This measure differs from gross margin as presented on a GAAP basis as it excludes certain operations and maintenance expense and depreciation and amortization. Utility gross margin may also not be comparable to the definition of gross margin used by others in the natural gas distribution business and other industries. Management believes that utility gross margin provides a meaningful basis for evaluating utility operations since natural gas costs, sales tax and regulatory rider expenses are included in operating revenues and passed through to customers and, therefore, have no effect on utility gross margin.

Management uses these non-GAAP financial measures as supplemental measures to other GAAP results to provide a more complete understanding of NJR’s performance. Management believes these non-GAAP financial measures are more reflective of NJR’s business model, provide transparency to investors and enable period-to-period comparability of financial performance. A reconciliation of all non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. For a full discussion of NJR’s non-GAAP financial measures, please see NJR’s most recent Report on Form 10-K, Item 7.

NJR Reports Second Quarter Fiscal 2023 Results

About New Jersey Resources

New Jersey Resources (NYSE: NJR) is a Fortune 1000 company that, through its subsidiaries, provides safe and reliable natural gas and clean energy services, including transportation, distribution, asset management and home services. NJR is composed of five primary businesses:

•
New Jersey Natural Gas, NJR’s principal subsidiary, operates and maintains over 7,700 miles of natural gas transportation and distribution infrastructure to serve over 570,000 customers in New Jersey’s Monmouth, Ocean and parts of Morris, Middlesex, Sussex and Burlington counties.

•	Clean Energy Ventures invests in, owns and operates solar projects with a total capacity of approximately 440 megawatts, providing residential and commercial customers with low-carbon solutions.

•
Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides physical natural gas services and customized energy solutions to its customers across North America.

•
Storage and Transportation serves customers from local distributors and producers to electric generators and wholesale marketers through its ownership of Leaf River and the Adelphia Gateway Pipeline, as well as our 50% equity ownership in the Steckman Ridge natural gas storage facility.

•
Home Services provides service contracts as well as heating, central air conditioning, water heaters, standby generators, solar and other indoor and outdoor comfort products to residential homes throughout New Jersey.

NJR and its over 1,200 employees are committed to helping customers save energy and money by promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as The SAVEGREEN Project® and The Sunlight Advantage®.

For more information about NJR:
www.njresources.com.

Follow us on Twitter @NJNaturalGas.
“Like” us on facebook.com/NewJerseyNaturalGas.

NJR Reports Second Quarter Fiscal 2023 Results

NEW JERSEY RESOURCES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
(Thousands, except per share data)	2023	2022	2023	2022
OPERATING REVENUES
Utility	$400,500	$463,474	$757,909	$737,909
Nonutility	243,527	448,842	609,685	850,249
Total operating revenues	644,027	912,316	1,367,594	1,588,158
OPERATING EXPENSES
Gas purchases
Utility	156,370	212,892	338,816	335,161
Nonutility	160,364	410,535	392,434	689,329
Related parties	1,770	1,883	3,597	3,729
Operation and maintenance	99,095	85,786	178,596	154,770
Regulatory rider expenses	23,154	30,910	41,405	47,581
Depreciation and amortization	38,090	31,435	74,773	61,828
Total operating expenses	478,843	773,441	1,029,621	1,292,398
OPERATING INCOME	165,184	138,875	337,973	295,760
Other income, net	4,779	4,127	9,434	8,263
Interest expense, net of capitalized interest	30,261	18,926	59,752	38,403
INCOME BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF AFFILIATES	139,702	124,076	287,655	265,620
Income tax provision	30,586	28,810	63,564	59,617
Equity in earnings of affiliates	1,131	769	2,077	1,344
NET INCOME	$110,247	$96,035	$226,168	$207,347

EARNINGS PER COMMON SHARE
Basic	$1.14	$1.00	$2.34	$2.16
Diluted	$1.13	$1.00	$2.32	$2.15

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	96,893	96,068	96,689	96,006
Diluted	97,556	96,516	97,346	96,480

NJR Reports Second Quarter Fiscal 2023 Results

RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES
(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
(Thousands)	2023	2022	2023	2022
NEW JERSEY RESOURCES

A reconciliation of net income, the closest GAAP financial measure, to net financial earnings is as follows:

Net income	$110,247	$96,035	$226,168	$207,347
Add:
Unrealized loss (gain) on derivative instruments and related transactions	13,971	42,022	(17,532)	(40,169)
Tax effect	(3,320)	(9,980)	4,167	9,556
Effects of economic hedging related to natural gas inventory	(11,203)	1,155	12,769	24,732
Tax effect	2,662	(274)	(3,035)	(5,877)
Gain on equity method investment	(200)	—	(200)	—
Tax effect	50	—	50	—
NFE tax adjustment	103	1,248	207	387
Net financial earnings	$112,310	$130,206	$222,594	$195,976

Weighted Average Shares Outstanding
Basic	96,893	96,068	96,689	96,006
Diluted	97,556	96,516	97,346	96,480

A reconciliation of basic earnings per share, the closest GAAP financial measure, to basic net financial earnings per share is as follows:

Basic earnings per share	$1.14	$1.00	$2.34	$2.16
Add:
Unrealized loss (gain) on derivative instruments and related transactions	$0.14	$0.44	$(0.18)	$(0.42)
Tax effect	$(0.03)	$(0.10)	$0.04	$0.10
Effects of economic hedging related to natural gas inventory	$(0.12)	$0.01	$0.13	$0.26
Tax effect	$0.03	$—	$(0.03)	$(0.06)
NFE tax adjustment	$—	$0.01	$—	$—
Basic NFE per share	$1.16	$1.36	$2.30	$2.04

NATURAL GAS DISTRIBUTION

A reconciliation of gross margin, the closest GAAP financial measure, to utility gross margin is as follows:

Operating revenues	$400,838	$463,812	$758,584	$738,584
Less:
Natural gas purchases	158,694	215,223	343,465	339,817
Operating and maintenance (1)	30,711	26,748	57,005	39,889
Regulatory rider expense	23,154	30,910	41,405	47,581
Depreciation and amortization	25,319	23,344	50,209	46,237
Gross margin	162,960	167,587	266,500	265,060
Add:
Operating and maintenance (1)	30,711	26,748	57,005	39,889
Depreciation and amortization	25,319	23,344	50,209	46,237
Utility gross margin	$218,990	$217,679	$373,714	$351,186
(1)  Excludes selling, general and administrative expenses of $27.8 million  and $26.3 million for the three months ended March 31, 2023 and 2022, respectively, and $51.2 million and $49.6 million for the six months ended March 31, 2023 and 2022, respectively.

NJR Reports Second Quarter Fiscal 2023 Results

RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES (continued)
(Unaudited)

	Three Months Ended		Six Months Ended
(Unaudited)	March 31,		March 31,
(Thousands)	2023	2022	2023	2022
ENERGY SERVICES

A reconciliation of gross margin, the closest GAAP financial measure, to Energy Services’ financial margin is as follows:

Operating revenues	$196,730	$412,645	$518,512	$781,889
Less:
Natural Gas purchases	161,114	411,146	394,401	689,833
Operation and maintenance (1)	7,668	3,978	11,123	7,247
Depreciation and amortization	62	32	119	60
Gross margin	27,886	(2,511)	112,869	84,749
Add:
Operation and maintenance (1)	7,668	3,978	11,123	7,247
Depreciation and amortization	62	32	119	60
Unrealized loss (gain) on derivative instruments and related transactions	13,795	40,446	(26,091)	(45,201)
Effects of economic hedging related to natural gas inventory	(11,203)	1,155	12,769	24,732
Financial margin	$38,208	$43,100	$110,789	$71,587
(1) Excludes selling, general and administrative expenses of $0.7 million and $0.6 million for the three months ended March 31, 2023 and 2022, respectively, and $(1.7) million and $1.1 million for the six months ended March 31, 2023 and 2022, respectively.

A reconciliation of net income, the closest GAAP financial measure, to net financial earnings is as follows:

Net income (loss)	$19,046	$(3,031)	$83,607	$62,713
Add:
Unrealized loss (gain) on derivative instruments and related transactions	13,795	40,446	(26,091)	(45,201)
Tax effect	(3,278)	(9,604)	6,201	10,753
Effects of economic hedging related to natural gas	(11,203)	1,155	12,769	24,732
Tax effect	2,662	(274)	(3,035)	(5,877)
NFE tax adjustment	103	1,248	207	387
Net financial earnings	$21,125	$29,940	$73,658	$47,507

NJR Reports Second Quarter Fiscal 2023 Results

FINANCIAL STATISTICS BY BUSINESS UNIT
(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
(Thousands, except per share data)	2023	2022	2023	2022
NEW JERSEY RESOURCES

Operating Revenues
Natural Gas Distribution	$400,838	$463,812	$758,584	$738,584
Clean Energy Ventures	14,406	11,827	27,198	22,010
Energy Services	196,730	412,645	518,512	781,889
Storage and Transportation	20,887	13,342	47,725	25,485
Home Services and Other	13,448	13,222	27,714	27,173
Sub-total	646,309	914,848	1,379,733	1,595,141
Eliminations	(2,282)	(2,532)	(12,139)	(6,983)
Total	$644,027	$912,316	$1,367,594	$1,588,158

Operating Income (Loss)
Natural Gas Distribution	$135,196	$141,311	$215,309	$215,494
Clean Energy Ventures	(5,002)	(2,696)	(5,323)	(6,668)
Energy Services	27,232	(3,132)	114,547	83,646
Storage and Transportation	6,700	3,180	19,317	5,056
Home Services and Other	1,137	901	1,188	1,763
Sub-total	165,263	139,564	345,038	299,291
Eliminations	(79)	(689)	(7,065)	(3,531)
Total	$165,184	$138,875	$337,973	$295,760

Equity in Earnings of Affiliates
Storage and Transportation	$977	$1,256	$1,886	$2,312
Eliminations	154	(487)	191	(968)
Total	$1,131	$769	$2,077	$1,344

Net Income (Loss)
Natural Gas Distribution	$100,697	$102,783	$155,361	$153,863
Clean Energy Ventures	(9,379)	(6,491)	(12,961)	(13,312)
Energy Services	19,046	(3,031)	83,607	62,713
Storage and Transportation	2,600	4,625	8,843	7,587
Home Services and Other	813	451	784	898
Sub-total	113,777	98,337	235,634	211,749
Eliminations	(3,530)	(2,302)	(9,466)	(4,402)
Total	$110,247	$96,035	$226,168	$207,347

Net Financial Earnings (Loss)
Natural Gas Distribution	$100,697	$102,783	$155,361	$153,863
Clean Energy Ventures	(9,379)	(6,491)	(12,961)	(13,312)
Energy Services	21,125	29,940	73,658	47,507
Storage and Transportation	2,450	4,625	8,693	7,587
Home Services and Other	813	451	784	898
Sub-total	115,706	131,308	225,535	196,543
Eliminations	(3,396)	(1,102)	(2,941)	(567)
Total	$112,310	$130,206	$222,594	$195,976

Throughput (Bcf)
NJNG, Core Customers	30.8	34.0	55.8	58.6
NJNG, Off System/Capacity Management	20.7	24.0	38.6	49.1
Energy Services Fuel Mgmt. and Wholesale Sales	40.8	76.7	85.0	140.2
Total	92.3	134.7	179.4	247.9

Common Stock Data
Yield at March 31,	2.9%	3.1%	2.9%	3.1%
Market Price at March 31,	$53.20	$46.66	$53.20	$46.66
Shares Out. at March 31,	96,901	96,082	96,901	96,082
Market Cap. at March 31,	$5,155,153	$4,482,696	$5,155,153	$4,482,696

NJR Reports Second Quarter Fiscal 2023 Results

	Three Months Ended		Six Months Ended
(Unaudited)	March 31,		March 31,
(Thousands, except customer and weather data)	2023	2022	2023	2022
NATURAL GAS DISTRIBUTION

Utility Gross Margin
Operating revenues	$400,838	$463,812	$758,584	$738,584
Less:
Natural gas purchases	158,694	215,223	343,465	339,817
Operating and maintenance (1)	30,711	26,748	57,005	39,889
Regulatory rider expense	23,154	30,910	41,405	47,581
Depreciation and amortization	25,319	23,344	50,209	46,237
Gross margin	162,960	167,587	266,500	265,060
Add:
Operating and maintenance (1)	30,711	26,748	57,005	39,889
Depreciation and amortization	25,319	23,344	50,209	46,237
Total Utility Gross Margin	$218,990	$217,679	$373,714	$351,186
(1) Excludes selling, general and administrative expenses of $27.8 million and $26.3 million for the three months ended March 31, 2023 and 2022, respectively, and $51.2 million and $49.6 million for the six months ended March 31, 2023 and 2022, respectively.

Utility Gross Margin, Operating Income and Net Income
Residential	$157,276	$155,514	$261,294	$248,119
Commercial, Industrial & Other	30,066	30,120	50,845	49,222
Firm Transportation	25,208	25,090	45,688	42,372
Total Firm Margin	212,550	210,724	357,827	339,713
Interruptible	662	606	1,423	1,360
Total System Margin	213,212	211,330	359,250	341,073
Off System/Capacity Management/FRM/Storage Incentive	5,778	6,349	14,464	10,113
Total Utility Gross Margin	218,990	217,679	373,714	351,186
Operation and maintenance expense	58,475	53,024	108,196	89,455
Depreciation and amortization	25,319	23,344	50,209	46,237
Operating Income	$135,196	$141,311	$215,309	$215,494

Net Income	$100,697	$102,783	$155,361	$153,863

Net Financial Earnings	$100,697	$102,783	$155,361	$153,863

Throughput (Bcf)
Residential	19.5	23.0	34.2	35.6
Commercial, Industrial & Other	3.8	4.3	6.5	6.6
Firm Transportation	4.5	5.6	8.5	9.2
Total Firm Throughput	27.8	32.9	49.2	51.4
Interruptible	3.0	1.1	6.6	7.2
Total System Throughput	30.8	34.0	55.8	58.6
Off System/Capacity Management	20.7	24.0	38.6	49.1
Total Throughput	51.5	58.0	94.4	107.7

Customers
Residential	516,453	508,729	516,453	508,729
Commercial, Industrial & Other	33,160	32,116	33,160	32,116
Firm Transportation	24,777	27,226	24,777	27,226
Total Firm Customers	574,390	568,071	574,390	568,071
Interruptible	87	31	87	31
Total System Customers	574,477	568,102	574,477	568,102
Off System/Capacity Management*	23	22	23	22
Total Customers	574,500	568,124	574,500	568,124
*The number of customers represents those active during the last month of the period.
Degree Days
Actual	1,937	2,371	3,480	3,645
Normal	2,457	2,444	4,004	3,994
Percent of Normal	78.8%	97.0%	86.9%	91.3%

NJR Reports Second Quarter Fiscal 2023 Results

(Unaudited)	Three Months Ended March 31,		Six Months Ended March 31,
(Thousands, except customer, RECs and megawatt)	2023	2022	2023	2022
CLEAN ENERGY VENTURES

Operating Revenues
SREC sales	$6,237	$3,962	$10,123	$6,829
TREC sales	2,085	1,019	3,287	1,865
Solar electricity sales and other	3,164	4,057	7,931	7,711
Sunlight Advantage	2,920	2,789	5,857	5,605
Total Operating Revenues	$14,406	$11,827	$27,198	$22,010

Depreciation and Amortization	$6,465	$5,311	$12,041	$10,544

Operating Loss	$(5,002)	$(2,696)	$(5,323)	$(6,668)

Income Tax Benefit	$(3,005)	$(1,952)	$(4,842)	$(3,998)

Net Loss	$(9,379)	$(6,491)	$(12,961)	$(13,312)

Net Financial Loss	$(9,379)	$(6,491)	$(12,961)	$(13,312)

Solar Renewable Energy Certificates Generated	63,313	65,730	161,775	157,902

Solar Renewable Energy Certificates Sold	30,745	20,000	47,557	32,200

Transition Renewable Energy Certificates Generated	12,524	7,176	20,869	13,261

Solar Renewable Energy Certificates II Generated	1,046	—	2,830	—

Solar Megawatts Under Construction	11.2	67.7	11.2	67.7

ENERGY SERVICES

Operating Income
Operating revenues	$196,730	$412,645	$518,512	$781,889
Less:
Gas purchases	161,114	411,146	394,401	689,833
Operation and maintenance expense	8,322	4,599	9,445	8,350
Depreciation and amortization	62	32	119	60
Operating Income (Loss)	$27,232	$(3,132)	$114,547	$83,646

Net Income (Loss)	$19,046	$(3,031)	$83,607	$62,713

Financial Margin	$38,208	$43,100	$110,789	$71,587

Net Financial Earnings	$21,125	$29,940	$73,658	$47,507

Gas Sold and Managed (Bcf)	40.8	76.7	85.0	140.2

STORAGE AND TRANSPORTATION

Operating Revenues	$20,887	$13,342	$47,725	$25,485

Equity in Earnings of Affiliates	$977	$1,256	$1,886	$2,312

Operation and Maintenance Expense	$7,790	$7,254	$15,264	$14,684

Other Income, Net	$1,647	$2,750	$3,014	$5,259

Interest Expense	$6,128	$1,847	$12,835	$3,983

Income Tax Provision	$596	$714	$2,539	$1,057

Net Income	$2,600	$4,625	$8,843	$7,587

Net Financial Earnings	$2,450	$4,625	$8,693	$7,587

HOME SERVICES AND OTHER

Operating Revenues	$13,448	$13,222	$27,714	$27,173

Operating Income	$1,137	$901	$1,188	$1,763

Net Income	$813	$451	$784	$898

Net Financial Earnings	$813	$451	$784	$898

Total Service Contract Customers at Mar 31	102,057	105,022	102,057	105,022